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                                                                     EXHIBIT 3.1
                                                                     -----------


                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           OPNET TECHNOLOGIES, INC.

     OPNET Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The Corporation, originally known as MIL 3, Incorporated, filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 23, 1988. The Certificate of Incorporation was amended on March 9, 1992 (with a scheduled effective date of April 1, 1992) and June 1, 1994, and was amended and restated on September 30, 1997. The Amended and Restated Certificate of Incorporation was amended on July 27, 1998 and further amended on February 2, 2000 to change the name of the Corporation to OPNET Technologies, Inc.

     2. At a duly called meeting of the Board of Directors of the Corporation at which a quorum was present at all times, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:  That the Amended and Restated Certificate of Incorporation of the
--------
           Corporation, as amended to date, be and hereby is further amended and restated in its entirety so that the same shall read as follows:

     FIRST.  The name of the Corporation is:

     OPNET Technologies, Inc.

     SECOND. The address of its registered office in the State of Delaware is 25 Greystone Manor, Lewes, Sussex County, Delaware 19958. The name of the Corporation's registered agent at such address is Harvard Business Services, Inc.

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     THIRD.  The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,160,000 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,160,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"), consisting of 160,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and 5,000,000 shares of undesignated Preferred Stock, which may be issued from time to time in one or more series, each such series to have terms established as provided in Article Fourth, Section C below ("Designated Preferred Stock"). The Corporation shall not issue any shares of Designation Preferred Stock prior to the occurrence of a Qualified Public Offering (as defined below).

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK.
          ------------

     1.   General.  The voting, dividend and liquidation rights of the holders
          -------
of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share held at all meetings of stockholders. There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3.   Dividends. Dividends may be declared and paid on the Common Stock from
          ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the Corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

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     B.   SERIES A PREFERRED STOCK
          ------------------------

     The voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be as follows (all subsequent references to Sections in this Article Fourth, Section B are, unless expressly stated otherwise, to Sections of this Article Fourth, Section B):

     1.   Dividends.
          ---------

          (a)  Cash Dividends.  Except (i) in regard to the declaration or
               --------------
     payment of a dividend in shares of Common Stock, or (ii) as provided in
     Section 2 hereof with regard to liquidating dividends, while any shares of the Series A Preferred Stock are outstanding, the holders of record of outstanding shares of Common Stock shall only be entitled to receive out of any assets of the Corporation legally available therefore, such dividends as may from time to time be declared by the Corporation's Board of Directors with the prior approval by the holders of the Series A Preferred Stock in accordance with Section 8 hereof.

          (b)  Dividends In-Kind.  In the event the Corporation shall make or
               -----------------
     issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) other property, then and in each such event the holders of Series A Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other property of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such dividend or other distribution.

    2.    Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a)  Treatment at Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------

               (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock, holders of each outstanding share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the "Initial Purchase Price" (as hereafter defined) of each share of Series A Preferred Stock, as adjusted for any stock split or combination, reclassification or similar event solely with respect to the Series A Preferred Stock (as so adjusted, the "Liquidation Amount"). The "Initial Purchase Price" per share of the Series A Preferred Stock, as issued as of September 30, 1997 (the "Original Issue Date"), is $48.40.

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               (ii)  If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

               (iii) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

               (iv) Notwithstanding anything to the contrary in this Section 3, each holder of the Series A Preferred Stock shall have the option of electing treatment for his shares of Series A Preferred Stock under either Section 4(g) or this Section 2(a), notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of any liquidation, dissolution or winding up of the Corporation.

          (b)  Treatment of Reorganizations.  Any Reorganization (as such term
               ----------------------------
     is defined in Section 4(g)) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of
     Section 2(a).

          (c)  Distributions in Cash. The Liquidation Amount shall in all events
               ---------------------
     be paid in cash. Wherever a distribution provided for in this Section 2 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

     3.   Voting Power.  Except as otherwise expressly provided in Section 8
          ------------
hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could then be converted, pursuant to the provisions of Section 4 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise

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expressly provided herein or as required by law, the holders of shares of Series
A Preferred Stock and Common Stock shall vote together as a single class on all matters.

     4.   Conversion Rights of Series A Preferred Stock.  The holders of the
          ---------------------------------------------
Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock:

          (a)  General.  Subject to and in compliance with the provisions of
               -------
     this Section 4, any share of the Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(b)), by the number of shares of Series A Preferred Stock being converted.

          (b)  Applicable Conversion Rate.  The conversion rate in effect at
               ---------------------------
     any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $48.40 by the Applicable Conversion Value, calculated as provided in Section 4(c).

          (c)  Applicable Conversion Value.  The Applicable Conversion Value
               ---------------------------
     shall, in the case of the Series A Preferred Stock, be $48.40 per share, except that such amount shall be adjusted from time to time in accordance with this Section 4.

          (d)  Adjustments to Applicable Conversion Value.
               ------------------------------------------

               (i)  Upon Sale of Common Stock. If the Corporation shall, while
                    -------------------------
          there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for the Series A Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

                    (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance; and

                    (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of

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

                    such additional shares of Common Stock, plus (2) the number of such additional shares of Common stock so issued.

             (ii) Upon Issuance of Warrants, Options and Rights to Common Stock.
                  -------------------------------------------------------

                  (A)  Deemed Issuance.  For the purposes of this Section 4(d),
                       ---------------
                  the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 4(d)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                  (B)  Decrease in Consideration.  Should the Net Consideration
                       -------------------------
                  Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be changed from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have been obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Applicable Conversion Value with respect to this Section 4(d)(ii) which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of

                    Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be the same as the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                    (C)  Net Consideration Per Share.  For purposes of this
                         ---------------------------
                    Section 4(d)(ii), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                         (1) Amount Received at Issuance. The "Net Consideration
                             ---------------------------
                         Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                         (2) Possible Future Adjustments. The "Net Consideration
                             ---------------------------
                         Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                         (3) Stock Dividends.  In the event the Corporation
                             ---------------
                         shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock pro rata to holders of Preferred Stock and to holders of any other class of stock).

                         (4)  Consideration Other than Cash. For purposes of
                              -----------------------------
                         this Section 4(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any rights, warrants, options or other securities described in this Section 4(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                   (iii) Upon Extraordinary Common Stock Event.
                         -------------------------------------

                         (A) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Series A Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Series A Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                         (B) "Extraordinary Common Stock Event" shall mean (1) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of Preferred Stock, unless made pro rata to holders of Series A Preferred
                                     --- ----
                         Stock, (2) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (3) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

                    (iv) Exceptions.  No adjustment shall be made to the
                         ----------
     Applicable Conversion Value in accordance with this Section 4(d) in respect to shares issued:

                         (A)  upon conversion of the Series A Preferred Stock;

                         (B) as a dividend or distribution solely on the Series A Preferred Stock;

                         (C) pursuant to a stock option, stock bonus or other employee stock plan approved by the board of directors of the Corporation, or other option agreement covering not more than an aggregate of 210,000 shares of Common Stock existing at the Original Issue Date; or

                         (D) pursuant to any plan or agreement approved specifically in writing by the holders of a majority of the Series A Preferred Stock, which approval shall include the number of shares of Common Stock available for distribution under any such plan or agreement.

     The number of shares excluded from the application of the adjustment provisions of Section 4(d) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

     (e)  Reserved.
          --------

     (f)  Capital Reorganization or Reclassification.  If the Common Stock
          ------------------------------------------
     issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4 or by a Reorganization), then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

     (g)  Capital Reorganization, Merger or Sale of Assets.
          ------------------------------------------------

          (i) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
     Section 4, or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that each holder of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the Reorganization, to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               (ii) Upon the occurrence of a Reorganization, each holder of Series A Preferred Stock shall have the option of electing treatment for his shares of Series A Preferred Stock under either this Section 4(g) or
     Section 2(a), notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event.

          (h)  Certificate as to Adjustments; Notice by Corporation.  In each
               ----------------------------------------------------
     case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock with a certificate, executed by the president and the chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (i)  Exercise of Conversion Privilege.  To exercise its conversion
               --------------------------------
     privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 4 and cash, as provided in Section 4(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

          (j)  Cash in Lieu of Fractional Shares.  The Corporation may, if it
               ---------------------------------
     so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the board of directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (k)  Partial Conversion.  In the event some but not all of the shares
               ------------------
     of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

          (l)  Reservation of Common Stock.  The Corporation shall at all times
               ---------------------------
     reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m)  Minimum Adjustment.  Any provision of this Section 4 to the
               ------------------
     contrary notwithstanding, no adjustment in the Applicable Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable Conversion Value then in effect.

     5.   No Reissuance of Series A Preferred Stock.  No share or shares of
          -----------------------------------------
Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

     6.   Redemption.
          ----------

          (a)  Redemption at Option of Holders.
               -------------------------------

               (i)  Redemptions at Initial Purchase Price.
                    -------------------------------------

                    (A) At the written election of the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock given during the thirty day period commencing on each of October 1, 2002, 2003, 2004, or 2005, the Corporation shall, to the extent it may do so under applicable law, (1) redeem pro rata from all holders of
                                               --- ----
                    Series A Preferred Stock within sixty days of its receipt of such election, twenty-five percent (25%) of the shares of Series A Preferred Stock outstanding on October 1, 1997, or such lesser amount as may be outstanding on the date of such redemption (a "Dated Redemption"), in each case as adjusted for stock splits, stock dividends and other recapitalizations, or (2) redeem all outstanding shares of Series A Preferred Stock concurrently with the occurrence of a "Liquidity Event" (as defined herein) (a "Liquidity Redemption"). In the event shares of Series A Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. Except where the holders of Series A Preferred Stock have elected to have such stock redeemed but such redemption is prohibited by applicable law, any shares that may be redeemed at a Dated Redemption but as to which the holders have not elected redemption shall thereafter not be subject to redemption at the election of the holders in accordance with this Section 6(a)(i)(A)(1). The redemption price (the "Redemption Price") for each share of Series A Preferred Stock redeemed pursuant to this Section 6(a)(i) shall be equal to the Initial Purchase Price thereof, as adjusted for stock splits, combinations, reclassifications or other similar event solely with respect to the Series A Preferred Stock.

                    (B) The term "Liquidity Event" shall mean any one or more of the following: (1) the liquidation, winding up or dissolution of the Corporation; (2) the sale of all or substantially all of the assets of the Corporation; or (3) the merger or consolidation of the Corporation with or into another entity, or the sale of shares of capital stock of the Corporation in one or a series of transactions if as a result of such merger, consolidation or sale, holders of all voting securities of the Corporation immediately prior to such transaction do not hold at least a majority of the voting securities of the Corporation immediately after giving effect to such transaction.

                    (C) In the event that the holders of more than fifty percent (50%) of the shares of the then outstanding shares of Series A Preferred Stock do not elect to have the Series A Preferred Stock redeemed pursuant to this Section 6(a)(i), then all of the then outstanding shares of Series A Preferred Stock shall remain outstanding and subject to the provisions hereof.

               (ii) Redemption Following Eighth Anniversary.  Each outstanding
                    ---------------------------------------
               share of Series A Preferred Stock must be redeemed by the Corporation within the sixty (60) day period following receipt by the Corporation of written notice from the holders of more than fifty percent (50%) of the outstanding shares of such class given during the twelve month period commencing on October 1, 2005, at a per share price equal to the higher of (A) the Liquidation Amount, or (B) the fair market value (as determined below) of such share. The fair market value of the Series A Preferred Stock shall be determined by negotiation between the Corporation and the holders of the Series A Preferred Stock, or if they cannot agree within the thirty (30) day period following the Corporation's receipt of notice in accordance with this Section 6(a)(ii), then through an appraisal process involving three appraisers, one appointed by each of the board of directors of the Corporation and by the holder(s) of Series A Preferred Stock within ten (10) days of the expiration of the abovementioned thirty (30) day period, and the third appointed by the first two appraisers within ten (10) days of their appointment. The cost of the appraisal proceedings shall be borne equally by the Corporation on one hand and the holder(s) of the Series A Preferred Stock, on the other hand. The appraisers shall make all decisions by majority vote in writing, and shall conclude their proceedings and render their decision as to the fair market value of the Series A Preferred Stock within ninety (90) days of the commencement of the submission to them of information in respect to such fair market value.

          (b)  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
     Redeemed. Except as otherwise provided herein, the number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of such shares determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed by a fraction, the numerator of which is the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which is the total number of shares of Series A Preferred Stock then outstanding.

          (c)  No Dividends After Payment of Redemption Price.  No share of
               ----------------------------------------------
     Series A Preferred Stock is entitled to any dividends declared or accruing after the date on which the Redemption Price of such share is paid. On such date all rights of the holder of such share will cease, and such share will be deemed not to be outstanding.

          (d)  Redemption Notice.  If an election is made by the holders of the
               -----------------
     Series A Preferred Stock pursuant to Section 6(a)(i)(A) hereof, written notice of such election shall be mailed by the holders, postage prepaid, to the Corporation, during the thirty (30) day period specified in respect of each Dated Redemption, or ten (10) days following notice from the Corporation of a Liquidity Event (each of the dates fixed for redemption, the date a Liquidity Redemption is required to be paid and the extended redemption date is hereinafter referred to as a "Redemption Date").

          (e)  Surrender of Certificates.  Each holder of shares of Series A
               -------------------------
     Preferred Stock to be redeemed under this Section 6 shall surrender the certificate or certificates representing such shares to the Corporation at its principal office, and thereupon the Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series A Preferred Stock which are the subject of a redemption shall be deemed to have been redeemed and shall be canceled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.

          (f)  Redemption in Cash.  All redemptions of the Series A Preferred
               ------------------
     Stock in accordance with this Section 6 must be made in cash.

     7.   Mandatory Conversion.
          --------------------

          (a)  Qualified Public Offering.  The Series A Preferred Stock shall
               -------------------------
     automatically be converted into Common Stock upon the occurrence of a "Qualified Public Offering," which shall mean an underwritten public offering of capital stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, with gross proceeds in excess of $20,000,000 and an offering price per share of such capital stock at least three times the then existing Applicable Conversion Value of the Series A Preferred Stock.

          (b)  Notice of Conversion.  Upon receipt of a Notice of Mandatory
               --------------------
     Conversion in accordance with Section 7(c), each holder of Series A Preferred Stock shall be required to tender all certificates evidencing such shares for conversion into Common Stock in accordance with the terms and conditions set forth herein and the procedures set forth in such Notice.

          (c)  Notice of Mandatory Conversion.  As soon as practicable, and in
               ------------------------------
     no event later than 10:15 a.m. on the business day following consummation of a Qualified Public Offering, the Corporation shall give to the holders of the Series A Preferred Stock notice (the "Notice of Mandatory Conversion") by telephone (with a copy to be sent by mail not later than two (2) business days thereafter) of the consummation of the Qualified Public Offering.

          (d)  Conversion; No Longer Outstanding.  As of the consummation of a
               ---------------------------------
     Qualified Public Offering, each share of the Series A Preferred Stock shall be automatically deemed converted into the number of shares of Common Stock as determined by the Applicable Conversion Rate, irrespective of whether or not certificates evidencing such shares of Series A Preferred Stock have been presented to the Corporation or its transfer agent, and the former holder(s) of Series A Preferred Stock shall have no claim thereon or rights, benefits, privileges or preferences thereunder other than to receive the number of shares of Common Stock into which such Series A Preferred Stock has been converted, the Series A Preferred Stock shall no longer be considered outstanding and the Corporation or its transfer agent shall so note on the Corporation's and/or the transfer agent's books and records.

     8.   Restrictions and Limitations.
          ----------------------------

          (a)  Corporate Action.  Except as expressly provided herein or as
               ----------------
     required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation, association or entity, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

               (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, other than the repurchase by the Corporation of (A) up to 69,483 shares of Common Stock for an aggregate amount not to exceed $3,362,977, and (B) shares of Common Stock from employees or former employees (other than Alain J. Cohen or Marc A. Cohen) upon termination of employment;

               (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock;

               (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series A Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights;

               (iv) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereafter acquired), or sell, transfer or license any material portion of the Corporation's technology or intellectual property (whether now owned or hereafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, except that (1) any direct or indirect wholly-owned subsidiary of the Corporation may merge into or consolidate with or transfer assets to any other direct or indirect wholly-owned subsidiary of the Corporation, (2) any direct or indirect wholly-owned subsidiary of the Corporation may merge into or transfer assets to the Corporation; and (3) the Corporation may enter into non-exclusive license agreements in the ordinary course of business with respect to its technology and/or intellectual property; or

               (v) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Series A Preferred Stock.

          (b)  Amendments to Charter.  The Corporation shall not amend its
               ---------------------
     Certificate of Incorporation without the approval, by vote or written consent, by the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation shall not amend its Certificate of Incorporation without the approval by the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series A Preferred Stock;

               (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the

               Corporation, or change the dividend rights of the holders of Series A Preferred Stock;

               (iii) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 4;

               (iv) cancel or modify the redemption rights of the holders of the Series A Preferred Stock provided for in Section 6; or

               (v) cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section 8.

     9.   No Dilution or Impairment.  The Corporation will not, by amendment of
          -------------------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series A Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least fifteen (15) business days prior to the date specified in such notice on which such action is to be taken.

     11.  Closing of Books.  The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     12.  Definition of Common Stock.  As used in this Second Amended and
          --------------------------
Restated Certificate of Incorporation, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.001 par value per share, as constituted on September 30, 1997, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on September 30, 1997, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in
Section 4(f).

     C.   DESIGNATION PREFERRED STOCK.
          ---------------------------

     Designation Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Designation Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Designation Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Designation Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Designation Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Designation Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Designation Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Designation Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH.  The Corporation shall have a perpetual existence.

     SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH.  1.  Actions, Suits and Proceedings Other than by or in the Right
                  ------------------------------------------------------------
of the Corporation.  The Corporation shall indemnify each person who was or is a
------------------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
               ---- ----------
presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     2.   Actions or Suits by or in the Right of the Corporation.  The
          ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3.   Indemnification for Expenses of Successful Party.  Notwithstanding the
          ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv)
                                       ---- ----------
an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.   Notification and Defense of Claim.  As a condition precedent to his
          ---------------------------------
or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5.   Advance of Expenses.  Subject to the provisions of Section 6 below,
          -------------------
in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the

Corporation in advance of the final disposition of such matter; provided,
                                                                --------
however, that the payment of such expenses incurred by an Indemnitee in advance
-------
of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made if it is
------- --------
determined that (i) the Indemnitee did not act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6.   Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c), if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

     7.   Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8.   Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.   Other Rights. The indemnification and advancement of expenses provided
          ------------
by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12.  Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15.  Subsequent Legislation.  If the General Corporation Law of Delaware is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     NINTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and shall become effective beginning upon, and only upon, the closing of a Qualified Public Offering.

     1.   Number of Directors; Election of Directors.  The number of directors
          ------------------------------------------
of the Corporation shall not be more than thirteen nor less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws. Election of directors need not be by written ballot, except as and to the extent provided in the By-Laws of the Corporation.

     2.   Classes of Directors.  The Board of Directors shall be and is divided
          --------------------
into of three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     3.   Terms of Office.  Each director shall serve for a term ending on the
          ---------------
date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, that each initial director in Class I
                                 --------
shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided further, that the term of each director shall be subject to
          -------- -------
the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     4.   Allocation of Directors Among Classes in the Event of Increases or
          ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
------------------------------------
in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member (subject to Section 3 above) and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

     5.   Quorum; Action at Meeting.  A majority of the directors at any time in
          -------------------------
office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

     6.   Removal.  Directors of the Corporation may be removed by the
          -------
stockholders only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

     7.   Vacancies.  Any vacancy in the Board of Directors, however occurring,
          ---------
including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     8.   Stockholder Nominations and Introduction of Business, etc.  Advance
          ----------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

     9.   Amendments to Article.  Notwithstanding any other provisions of law,
          ---------------------
this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH after it shall have become effective.

     ELEVENTH. Effective beginning upon the closing of Qualified Public Offering, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH after it shall have become effective.

     TWELFTH. Effective beginning upon the closing of the Qualified Public Offering, special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the President or the Board of Directors. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH after it shall have become effective.

     THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Incorporation to be signed by its Chairman of the Board and Chief Executive Officer this _____ day of May, 2000.


                                             OPNET TECHNOLOGIES, INC.


                                             By:________________________________
                                                  Marc A. Cohen
                                                  Chairman of the Board and
                                                  Chief Executive Officer